UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2003

HYPERCOM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13521	86-0828608

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2851 West Kathleen Road, Phoenix, Arizona	85053

(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code (602) 504-5000

Not Applicable.

(Former Name or Former Address, if changed since last report.)

Item 5. Other Events and Required FD Disclosure.
SIGNATURE
INDEX TO EXHIBITS
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 5. Other Events and Required FD Disclosure.

On August 15, 2003, Hypercom Corporation announced that its Board of Directors approved a stock repurchase program of up to $10 million in common stock. The Company also announced that George Wallner, the Company’s founder, has sold 7 million shares of his personal holdings in the Company to institutional investors. Paul Wallner, George Wallner’s brother, and also a founder of the Company who left the Company’s employ in December 1999, also sold 7 million shares to institutional investors. The text of the press release is attached to this Form 8-K as Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERCOM CORPORATION

Date: August 15, 2003	/s/ Douglas J. Reich

Douglas J. Reich
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Exhibit

10.1	Amendment No. Ten dated August 14, 2003, to Loan and Security Agreement dated July 31, 2001 by and among Hypercom Corporation, certain of its subsidiaries and Wells Fargo Foothill, Inc. *

10.2	Form of Stock Purchase Agreement by and among George R. Wallner, Paul Wallner, Hypercom Corporation and certain institutional purchasers, dated August 13, 2003. *

10.3	Form of Registration Rights Agreement by and among Hypercom Corporation, George Wallner and certain institutional purchasers, dated August 13, 2003. *

99.1	Press Release, dated August 15, 2003, announcing stock repurchase program and sale of stock by George Wallner and Paul Wallner. *

* Filed herewith.